Exhibit 99.1

FOR IMMEDIATE RELEASE:  July 25, 2007

CONTACT:          Craig Wanichek

                                Director of Investor Relations

                                Monaco Coach Corporation

                                (541) 681-8029

                                craig.wanichek@monacocoach.com

Monaco Coach Corporation Reports Second Quarter Profits

COBURG, OREGON — July 25, 2007 — Monaco Coach Corporation (NYSE: MNC), one of the nation’s leading manufacturers of recreational vehicles, today reported revenues and earnings for the second quarter ended June 30, 2007.

Second quarter 2007 revenues were $335.3 million, up 4.4% compared to $321.3 million in revenues for the second quarter of 2006.  The Company reported a higher gross profit of $36.6 million for the second quarter of 2007, compared to $30.5 million a year ago.  Operating income for the second quarter of 2007 was $8.7 million, compared to $793,000 for the second quarter of 2006.  Net income for the second quarter of 2007 was $4.5 million, compared to $372,000 a year ago.  For the second quarter of 2007, diluted earnings per share were $0.15 versus $0.01 for the same period last year.

For the six months ended June 30, 2007, revenues were $657.6 million, compared to $706.4 million for the first half of 2006.  The Company reported net income of $6.0 million for the recent six-month period, compared to $8.7 million for the same period in 2006.  Earnings per share on a diluted basis for the first six months of 2007 were $0.20, compared to $0.29 for the same period last year.

“Our Class A retail results remained positive, despite continuing challenges in the domestic motorhome market,” said Kay Toolson, Chairman and Chief Executive Officer of Monaco Coach Corporation. “Internal reports show our Class A business was up over 6% year-to-date through the quarter, compared to the overall Class A market, which was down 6.6% through May, according to the most recently reported industry data.  These market share gains, along with improving margins and steady consumer demand through the first six months of 2007 in the motorhome segment, has strengthened our confidence in the retail market for our products.  Improvements in our towable product line-up are helping us gain back market share in this segment.  Our overall business approach remains one of flexibility and sensitivity to changing economic conditions, consumer confidence and retail sell-through.”

Gross profit margin for the Company increased in the second quarter of 2007 to 10.9%, compared to 9.5% in the second quarter of 2006.  The higher gross profit margin was due to reductions in wholesale discounting, improvements in plant utilization, and additional savings in some direct costs.  These improvements offset higher material costs due to changes in product mix, as the Company grew its output of mid-priced diesel products.

“Our June Dealer Congress was a significant success,” stated John Nepute, President of Monaco Coach Corporation. “Dealers were very positive on our new 2008 models. Like our dealers, we expect our 2008 product line-up to be extremely popular with our retail customers.”

“We have paid close attention to retail demand, and that has enabled us to consistently build the proper mix of models for our dealer partners and manage our level of finished goods inventory.  The equilibrium created has lessened the need to provide discounts or special incentives,” said Nepute.  “Additionally, as expected, the changes and moves we made in our production configuration and capacity last year have helped us become more efficient in our manufacturing processes.  We expect to see further plant efficiencies associated with the consolidation of towable manufacturing from Elkhart to two existing facilities in the fourth quarter of 2007.”

For the second quarter of 2007, selling, general and administrative expenses were reduced by 5.3% to $27.9 million, compared to $29.4 million for the second quarter of 2006.

“Reductions in retail promotional activity and settlement and legal costs positively impacted selling, general and administrative expenses as compared to the second quarter last year,” said Nepute.  “In addition, selling, general and administrative expenses for the second quarter of 2007 dropped 13.9%, compared to the first quarter of 2007.  This improvement was helped by the timing of our stock-based compensation expense which was more heavily weighted in the first quarter of 2007 and the result of a one-time change in our Franchise for the Future program.”

Motorized Recreational Vehicle Segment

Motorized sales of $250.7 million in the second quarter of 2007 increased 11.1% compared to $225.6 million in the second quarter of 2006.  As reported by Statistical Surveys, Inc., Monaco Coach Corporation had a 6.3% increase in market share year-to-date through May 2007 for motorhome retail registrations, while industry-wide there was a decline of 7.9% in motorhome registrations for the same period.

Segment gross profit for the second quarter of 2007 was $26.3 million, or 10.5% of sales, compared to $15.9 million, or 7.0% of sales, for the second quarter of 2006.  Operating income for the quarter was $6.2 million, or 2.5% of sales, compared to an operating loss of $3.2 million in the second quarter of 2006.

Unit sales of the Motorized RV Segment for the quarter ended June 30, 2007 totaled 1,518, up 7.8% from 1,408 units for the prior year period.  Diesel Class A units shipped were 1,096 versus 980, gas Class A units shipped were 239 versus 328, and Class C units shipped were 183 versus 100.

Towable Recreational Vehicle Segment

The Company reported towable sales of $81.0 million for the second quarter of 2007, compared to sales of $89.2 million for the second quarter of 2006.  Travel trailer and fifth-wheel registrations for the overall market, according to Statistical Surveys, reported a year-to-date increase of 1.7% through May 2007; the Company reported a 3.5% decline in retail sales for the same period.

Gross margin for the second quarter of 2007 for the towable segment was $8.3 million, or 10.2% of sales, compared to $9.6 million, or 10.8% of sales for the second quarter of 2006.  Operating income was $2.4 million, compared to $1.6 million for the second quarter of 2006.

For the second quarter of 2007, towable unit sales, including specialty trailers, were 5,210 units, down from 5,617 units for the same period a year ago.

Motorhome Resorts Segment

Resort sales for the second quarter of 2007 were $3.7 million, down 42.2% from $6.4 million in the second quarter of 2006.

In the second quarter of 2007, the Company sold 6 lots at the Indio resort and 15 lots at the Las Vegas resort. Currently 32 lots are available in Indio and 36 lots are available in Las Vegas.  Operating income for the segment was $88,000, down from $2.4 million for the same period last year.

The Company’s new resort locations in the Palm Springs, Calif. area and Naples, Fla. area are currently under development, and new lots at these resorts are expected to be available for sale in early 2008.

2007 Business Outlook

“The improvement in the first half of 2007 was primarily due to the Company’s progress in improving plant efficiencies and stronger momentum in motorized sales,” said Marty Daley, Chief Financial Officer of Monaco Coach Corporation.  “Given current run rates and backlog, we are generally optimistic about achieving our previously discussed earnings guidance of approximately $0.37 to $0.41 per share for the year based on sales of approximately $1.3 billion.”

Conference Call to be Held

Monaco Coach Corporation will conduct a conference call in conjunction with this news release at 2:00 p.m. Eastern Time, Wednesday, July 25, 2007. Members of the news media, investors, and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.monaco-online.com.  The event will be archived and available for replay for the next 90 days.

About Monaco Coach Corporation

Dedicated to quality and service, Monaco Coach Corporation is one of the nation’s leading manufacturers of motorized and towable recreational vehicles.  Headquartered in Coburg, Oregon, with substantial manufacturing facilities in Indiana, Monaco Coach employs approximately 5,300 people.  The Company offers entry-level priced towable RVs up to custom made luxury recreational vehicle models under the Monaco, Holiday Rambler, Safari, Beaver, McKenzie, R-Vision and Dodge brand names.  Monaco Coach maintains RV service centers in Harrisburg, Ore., Elkhart, Ind., and Wildwood, Fla.

Ranked as the number one manufacturer of diesel-powered motorhomes, Monaco Coach is a leader in innovative RVs designed to meet the needs of a broad range of customers with varied interests.  Monaco Coach Corporation trades on the New York Stock Exchange under the symbol “MNC,” and the Company is included in the S&P Small-Cap 600 stock index.  For additional information about Monaco Coach Corporation, please visit www.monaco-online.com or www.trail-lite.com.

The statements above regarding the Company’s expectations for the popularity of the 2008 product line-up, for further plant efficiencies and increases in capacity utilization  in connection with the consolidation of towable manufacturing, and for new lots to be available for sale in Palm Springs, California and Naples, Florida in early 2008, as well as the earnings guidance under “2007 Business Outlook” are forward-looking statements subject to various risks and uncertainties that could cause actual results to differ materially from these statements, including unforeseen declines in the wholesale and retail markets for recreational vehicles, consumers’ preference for certain models and resort lots including competitors’ offerings, failure to realize gains from the consolidation of towable manufacturing as anticipated, a decline in consumer confidence, an increase in interest rates affecting retail and wholesale financing and an increase in the price or availability of fuel. Please refer to the Company’s SEC reports for additional risks and uncertainties, including but not limited to the most recent Form 10-Q, the annual report on Form 10-K for 2006, and the 2006 Annual Report to Shareholders for additional factors. These filings can be accessed over the Internet at http://www.sec.gov or http://www.monaco-online.com.

(Tables to follow)

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars, except share and per share data)

	December 30, 2006	June 30, 2007
		(unaudited)
ASSETS
Current assets:
Cash	$4,984	$2,233
Trade receivables, net	81,588	111,590
Inventories, net	155,871	147,818
Resort lot inventory	7,997	7,151
Prepaid expenses	5,624	4,881
Income taxes receivable	6,901	0
Deferred income taxes	38,038	39,894
Total current assets	301,003	313,567
Property, plant, and equipment, net	153,895	149,017
Land held for development	16,300	24,321
Investment in joint venture	0	3,695
Debt issuance costs net of accumulated amortization of $912 and $1,068, respectively	540	577
Goodwill	86,412	86,412
Total assets	$558,150	$577,589

LIABILITIES
Current liabilities:
Book overdraft	16,626	0
Current portion of long-term debt	5,714	5,714
Line of credit	2,036	0
Income taxes payable	0	2,196
Accounts payable	72,591	97,949
Product liability reserve	15,764	15,833
Product warranty reserve	33,804	36,126
Accrued expenses and other liabilities	44,364	50,079
Discontinued operations	298	0
Total current liabilities	191,197	207,897
Long-term debt, less current portion	29,071	26,214
Deferred income taxes	21,678	21,301
Deferred revenue	883	783
Total liabilities	242,829	256,195

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 1,934,783 shares authorized, no shares outstanding
Common stock, $.01 par value; 50,000,000 shares authorized, 29,769,356 and 29,950,917 issued and outstanding, respectively	298	300
Additional paid-in capital	63,722	67,418
Retained earnings	251,301	253,676
Total stockholders’ equity	315,321	321,394
Total liabilities and stockholders’ equity	$558,150	$577,589

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited: in thousands of dollars, except share and per share data)

	Quarter Ended		Six Months Ended
	July 1, 2006	June 30, 2007	July 1, 2006	June 30, 2007
Net sales	$321,283	$335,319	$706,350	$657,563
Cost of sales	290,792	298,721	627,410	584,969
Gross profit	30,491	36,598	78,940	72,594
Selling, general, and administrative expenses	29,429	27,866	63,407	60,223
Plant relocation costs	269	0	269	0
Operating income	793	8,732	15,264	12,371
Other income, net	256	379	388	492
Interest expense	(940)	(947)	(2,192)	(1,914)
Loss from investment in joint venture	0	(699)	0	(977)
Income before income taxes, continuing operations	109	7,465	13,460	9,972
Provision (benefit) for income taxes, continuing operations	(370)	3,001	4,688	4,009
Income from continuing operations	479	4,464	8,772	5,963
Loss from discontinued operations, net of tax provision	(107)	0	(107)	0
Net income	$372	$4,464	$8,665	$5,963
Earnings per common share:
Basic from continuing operations	$0.01	$0.15	$0.29	$0.20
Basic from discontinued operations	0.00	0.00	0.00	0.00
Basic	$0.01	$0.15	$0.29	$0.20
Diluted from continuing operations	$0.01	$0.15	$0.29	$0.20
Diluted from discontinued operations	0.00	0.00	0.00	0.00
Diluted	$0.01	$0.15	$0.29	$0.20
Weighted-average common shares outstanding:
Basic	29,708,892	29,946,436	29,672,558	29,888,068
Diluted	29,891,165	30,370,432	29,859,549	30,387,879

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited: in thousands of dollars)

	Six Months Ended
	July 1, 2006	June 30, 2007
Increase (Decrease) in Cash:

Cash flows from operating activities:
Net income	$8,665	$5,963
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of assets	(12)	(111)
Depreciation and amortization	6,973	7,068
Deferred income taxes	(5,367)	(2,232)
Stock-based compensation expense	1,720	2,484
Changes in working capital accounts:
Trade receivables, net	(560)	(30,002)
Inventories	(6,841)	3,993
Resort lot inventory	917	846
Prepaid expenses	(1,068)	738
Land held for development	(16,300)	(8,021)
Accounts payable	17,439	25,358
Product liability reserve	(1,184)	69
Product warranty reserve	1,328	2,048
Income taxes payable	2,443	9,097
Accrued expenses and other liabilities	8,663	5,717
Deferred revenue	983	(100)
Discontinued operations	2,247	(18)
Net cash provided by operating activities	20,046	22,897

Cash flows from investing activities:
Additions to property, plant, and equipment	(5,771)	(2,669)
Investment in joint venture	0	611
Proceeds from sale of assets	98	505
Net cash used in investing activities	(5,673)	(1,553)

Cash flows from financing activities:
Book overdraft	(14,545)	(16,626)
Borrowings (payments) on lines of credit, net	7,108	(2,036)
Payments on long-term notes payable	(2,857)	(2,857)
Debt issuance costs	0	(193)
Dividends paid	(3,563)	(3,597)
Issuance of common stock	1,236	1,078
Tax benefit of stock-based awards exercised or vested	0	136
Discontinued operations	90	0
Net cash used in financing activities	(12,531)	(24,095)

Net change in cash	1,842	(2,751)
Cash at beginning of period	586	4,984

Cash at end of period	$2,428	$2,233

Monaco Coach Corporation
Segment Reporting
(Unaudited: dollars in thousands)

Results of Consolidated Operations

	Quarter Ended July 1, 2006	% of Sales	Quarter Ended June 30, 2007	% of Sales	Six Months Ended July 1, 2006	% of Sales	Six Months Ended June 30, 2007	% of Sales
Net sales	$321,283	100.00%	$335,319	100.00%	$706,350	100.00%	$657,563	100.00%
Cost of sales	290,792	90.51%	298,721	89.09%	627,410	88.82%	584,969	88.96%
Gross profit	30,491	9.49%	36,598	10.91%	78,940	11.18%	72,594	11.04%
Selling, general and administrative expenses	29,429	9.16%	27,866	8.31%	63,407	8.98%	60,223	9.16%
Plant relocation costs	269	0.08%	—	0.00%	269	0.04%	—	0.00%
Operating income	793	0.25%	8,732	2.60%	15,264	2.16%	12,371	1.88%
Other income and interest expense	684	0.21%	1,267	0.38%	1,804	0.26%	2,399	0.36%
Income before income taxes	109	0.03%	7,465	2.23%	13,460	1.91%	9,972	1.52%
Income taxes	(370)	-0.12%	3,001	0.89%	4,688	0.66%	4,009	0.61%
Income from continuing operations	479	0.15%	4,464	1.33%	8,772	1.24%	5,963	0.91%
Loss from discontinued operations, net of tax provision	(107)	-0.03%	—	0.00%	(107)	-0.02%	—	0.00%
Net income	$372	0.12%	$4,464	1.33%	$8,665	1.23%	$5,963	0.91%
Depreciation & amortization	$3,599		$3,531		$6,973		$7,068
Capital expenditures	2,025		899		5,771		2,669
Raw materials inventory					76,432		67,448
WIP inventory					48,834		57,306
Finished goods inventory					64,868		23,065

Total capital expenditures for 2007 are expected to be $10 - 12 million.

Expected tax rate for all of 2007 is approximately 40%

Motorized Recreational Vehicle Segment

	Quarter Ended July 1, 2006	% of Sales	Quarter Ended June 30, 2007	% of Sales	Six Months Ended July 1, 2006	% of Sales	Six Months Ended June 30, 2007	% of Sales
Net sales	$225,620	100.00%	$250,662	100.00%	$480,569	100.00%	$496,210	100.00%
Cost of sales	209,727	92.96%	224,403	89.52%	439,589	91.47%	443,464	89.37%
Gross profit	15,893	7.04%	26,259	10.48%	40,980	8.53%	52,746	10.63%
Selling, general and administrative expenses & corporate overhead	18,780	8.32%	20,035	7.99%	38,870	8.09%	43,189	8.70%
Plant relocation costs	269	0.12%	—	0.00%	269	0.06%	—	0.00%
Operating income (loss)	$(3,156)	-1.40%	$6,224	2.48%	$1,841	0.38%	$9,557	1.93%
Units Sold
Class A Diesel	980		1,096		2,123		2,208
Class A Gas	328		239		685		437
Class C	100		183		215		333
Total	1,408		1,518		3,023		2,978
Average Gross Wholesale Price
Class A Diesel	$198		$201		$196		$200
Class A Gas	85		77		85		78
Class C	51		54		52		53
Internal retail registrations
Class A Diesel	1,154		1,338		2,158		2,424
Class A Gas	335		261		629		530
Class C	59		122		99		195
Total	1,548		1,721		2,886		3,149
Additional Information*
Backlog units							900
Backlog value**							$149,000
Dealer Inventory (units)							3,043
Number of production lines							6
Capacity utilization							52%
Number of independent distribution points							227

Considering the towable restructure, capacity utilization would have been 67% on 5 production lines.

*   As of 7/21/2007

**   Based on motorized average gross wholesale price

Towable Recreational Vehicle Segment

	Quarter Ended July 1, 2006	% of Sales	Quarter Ended June 30, 2007	% of Sales	Six Months Ended July 1, 2006	% of Sales	Six Months Ended June 30, 2007	% of Sales
Net sales	$89,226	100.00%	$80,968	100.00%	$203,643	100.00%	$150,448	100.00%
Cost of sales	79,582	89.19%	72,686	89.77%	179,853	88.32%	137,439	91.35%
Gross profit	9,644	10.81%	8,282	10.23%	23,790	11.68%	13,009	8.65%
Selling, general and administrative expenses & corporate overhead	8,057	9.03%	5,862	7.24%	17,509	8.60%	12,234	8.13%
Operating income	$1,587	1.78%	$2,420	2.99%	$6,281	3.08%	$775	0.52%
Units Sold
Travel trailer and fifth wheel	4,173		3,907		8,160		7,166
Specialty trailer	1,444		1,303		2,671		2,333
Total	5,617		5,210		10,831		9,499
Average Gross Wholesale Price
Travel trailer and fifth wheel	20		19		19		20
Specialty trailer	8		10		8		9
Internal retail registrations
Travel trailer and fifth wheel	4,648		4,421		7,059		6,428
Additional Information*
Backlog units travel trailers and fifth-wheels							1,745
Backlog value							$34,900
Number of production lines							8
Capacity utilization							52%
Number of independent distribution points							675
Considering the towable restructure, capacity utilization would have been 63% on 7 production lines.

* As of 7/21/2007

Motorhome Resorts Segment

	Quarter Ended July 1, 2006	% of Sales	Quarter Ended June 30, 2007	% of Sales	Six Months Ended July 1, 2006	% of Sales	Six Months Ended June 30, 2007	% of Sales
Net sales	$6,437	100.00%	$3,689	100.00%	$22,138	100.00%	$10,905	100.00%
Cost of sales	1,483	23.04%	1,632	44.24%	7,968	35.99%	4,066	37.29%
Gross profit	4,954	76.96%	2,057	55.76%	14,170	64.01%	6,839	62.71%
Selling, general and administrative expenses & corporate overhead	2,592	40.27%	1,969	53.37%	7,028	31.75%	4,800	44.02%
Operating income	$2,362	36.69%	$88	2.39%	$7,142	32.26%	$2,039	18.70%
Lots sold in period	30		21		108		50
Unsold developed lots					78		68
Project-to-date lots sold					642		739
Lots with deposits					7		4

Resort Locations:

Las Vegas, NV

   Total lots in resort are 407, all of which have been developed.

Indio, CA

   Total lots in resort are 400, all of which have been developed.

LaQuinta, CA

   Total expected lots in resort are 400, some of which will be available to sell first quarter of 2008.

Naples, FL

   Total expected lots in resort are 198, some of which will be available to sell first quarter of 2008.